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                                   LEASE AGREEMENT


THIS LEASE AGREEMENT (this "Lease") is made and entered into as of this 30th day of August, 1991, by and between Phoenix Nursing Home Limited Partnership II, an Illinois limited partnership (hereinafter referred to as "Lessor") and Sunrise Healthcare Corporation, a New Mexico corporation, Andrew Turner and Nora Turner, individually (hereinafter referred to together as "Lessee").

                                     WITNESSETH

WHEREAS, Lessor is the owner of a certain vacant tract of land located at the Southeast corner of Cortez Street and 19th Avenue in Phoenix, Arizona, upon which Lessor intends to construct a 65 bed addition to the nursing home facility known as Coronado Care Center located at 1411 North 19th Avenue, Phoenix, Arizona 88310-1906, all as more particularly described in Exhibit A attached hereto and made a part hereof (which tract and nursing home facility, together with any other improvements now or hereafter located on the tract and all easements, tenements, hereditaments and appurtenances thereto are hereinafter referred to as the "Demised Premises");

WHEREAS, Lessor shall acquire the furnishings, furniture, equipment and fixtures to be used in or about the Demised Premises (hereinafter collectively referred to as the "Personal Property"), which personal property is more fully described in Exhibit B attached hereto;

WHEREAS, following construction of the nursing home facility and purchase of the Personal Property, Lessor desires to lease the Demised Premises and Personal Property to the Lessee and Lessee desires to lease the Demised Premises and Personal Property from Lessor; and

WHEREAS, the parties hereto have agreed to the terms and conditions of this Lease;

NOW, THEREFORE, it is agreed that the use and occupancy of the Demised Premises and the use of the Personal Property shall be subject to and in accordance with the terms, conditions and provisions of this Lease.

                              ARTICLE I - DEFINITIONS

1.1 The terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental hereto, have the meaning herein specified:

       a) "Demised Premises" shall mean the real property described in Exhibit A and all improvements located thereon.

       b) "Personal Property" shall mean the furniture, fixtures, equipment and supplies purchased by Lessor, which Personal Property is more fully described in Exhibit B attached hereto.

       c) "Leased Property" shall mean the Demised Premises and the Personal Property.

       d) "Lease Year" shall mean with respect to the first Lease Year a period commencing on the Commencement Date and ending on December 31 of that year and, thereafter a twelve month period commencing on the first day of January and ending on the 31st day of December.

       e) "Rent Year" shall mean each twelve (12) month period commencing on the Commencement Date and each anniversary thereof and ending on the last day of the twelfth (12) calendar month thereafter.

       f) All other terms shall be as defined in other sections of this Lease.


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             ARTICLE II - DEMISED PREMISES AND PERSONAL PROPERTY

2.1 Lessor, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of the Lessee, its successors and assigns, to be paid, kept and performed, does hereby lease unto Lessee the Demised Premises together with the Personal Property to be used in and upon the Demised Premises for the term hereinafter specified, for use and operation therein and thereon of a 65 bed skilled and/or intermediate care nursing home, in full compliance with all the rules and regulations and minimum standards applicable thereto, as prescribed by the State of Arizona and such other governmental authorities having jurisdiction thereof.

                         ARTICLE III - TERM OF LEASE

3.1 The term of this Lease shall be for a period commencing on the Commencement Date (hereinafter defined), and shall expire on December 31, 1997 (the "Initial Term") unless extended or sooner terminated as hereinafter provided. The date on which this Lease becomes effective, as set forth in
Section 32.2 hereof, shall be the "Commencement Date" of the term of this Lease. The parties shall enter into a memorandum setting forth the Commencement Date within five (5) days of the actual Commencement Date.

3.2 Lessee shall have the right to extend the lease term for two (2) consecutive periods of five (5) years each (the "Extended Terms"). Lessee shall exercise its option to extend by written notice to Lessor given at least 180 days prior to expiration of the Initial Term, or the first Extended Term, as applicable. Notwithstanding the foregoing Lessee may exercise the foregoing option only if, at that time, it also exercises the option to extend contained in the Coronado Lease (hereinafter defined in Section 19.1(1)), subject to the terms contained herein and therein.

3.3 Lessee shall not have the right to extend the Initial Term or any Extended Term if an Event of Default shall exist hereunder at the time said notice is given or at the time the renewal term commences. Any such renewal shall be on the same terms and conditions as set forth herein. Lessee does hereby acknowledge that in the event it fails to give the notice of renewal within the time periods specified herein, the Lease shall terminate at the end of the then applicable term.

3.4 The Initial Term and the Extended Terms are hereinafter sometimes collectively referred to as the "Lease Term".

                              ARTICLE IV - RENT

4.1 Lessee shall pay to Lessor, as Lessor shall direct, as fixed annual rental for the Demised Premises and the Personal Property over and above all other additional payments to be made by Lessee as provided in this Lease the following: (a) during the first Rent Year, the annual sum of $301,545.00 payable in equal monthly installments of $25,128.75 (the "Initial Rent"); and (b) during each succeeding Rent Year during the Lease Term an amount equal to the annual rent for the immediately preceding Rent Year multiplied by 1.03, payable in twelve (12) equal monthly installments. The memorandum described in Section 3.1 hereof shall also set forth the annual and monthly rental for the Lease Term based on the foregoing.

4.2 In the event the Commencement Date shall be other than the first (1st) day of the month, Lessee shall pay to Lessor a pro rata portion of rent for the month. All annual rental payments shall be made in equal monthly installments and shall be paid in advance on the tenth (10th) day of each month. Unless otherwise notified in writing, all checks shall be made payable to Phoenix Nursing Home Limited Partnership II, c/o Karell Capital Ventures, Inc., Two North LaSalle Street, Suite 1901, Chicago, Illinois 60602.

4.3 This Lease is and shall be deemed and construed to be an absolutely net lease and the rent specified herein shall be net to the Lessor in each year during the term of this Lease. Lessee does hereby acknowledge and agree that each payment of rent is a separate, absolute, unconditional and independent covenant of Lessee, and shall be subject to no right of offset, discount or abatement. Lessee shall pay all costs, expenses and obligations relating to


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the Leased Property as set forth herein, and excluding any principal and interest payments relating to any mortgage on the Demised Premises, which payments shall be the responsibility of Lessor. Lessee does hereby indemnify, defend and hold harmless the Lessor against any and all said costs, expenses and obligations.

                      ARTICLE V - LATE CHARGES

5.1 If payment of any sums required to be paid or deposited by Lessee to Lessor under this Lease, and payments made by Lessor under any provision hereof for which Lessor is entitled to reimbursement by Lessee, shall become overdue for a period of ten (10) days beyond the date on which they are due and payable as in this Lease provided, a late charge of 3% per month on the sums so overdue shall become immediately due and payable to Lessor as liquidated damages for Lessee's failure to make prompt payment and said late charges shall be payable on the first day of the month next succeeding the month during which such late charges become payable. If non-payment of any late charges shall occur, Lessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein and by law in the case of non-payment of rent. No failure by Lessor to insist upon the strict performance by Lessee of Lessee's obligations to pay late charges shall constitute a waiver by Lessor of its rights to enforce the provisions of this Article in any instance thereafter occurring.

             ARTICLE VI - PAYMENT OF TAXES AND ASSESSMENTS

6.1 Subject to the conditions of this paragraph, Lessee shall pay before delinquency all taxes, assessments, improvement assessments and charges for public utilities of every kind and character which have or may be levied, imposed or assessed upon the Demised Premises or upon the Personal Property and any replacements thereof during the term of this Lease including but not limited to the Arizona Privilege Tax, A.R.S. Section 42-1310.09, as amended from time to time, (hereinafter referred to as "Taxes and Assessments") ; provided, however, this Article VI shall not require Lessee to make any payments for which Lessee has previously deposited funds with Lessor pursuant to Article XXVIII hereof. Forthwith upon payment by Lessee of any Taxes or Assessments required to be paid by it, Lessee shall submit to Lessor the official receipt or receipts showing payment of such taxes, or photostatic copies thereof.

6.2 Any Taxes and Assessments relating to a fiscal period of any authority, a part of which is included within the term of this Lease and a part of which is included in a period of time before or after the term of this Lease, shall be adjusted pro rata between Lessor and Lessee and each party shall be responsible for its pro rata share of any such Taxes and Assessments.

6.3 Except as set forth in Section 6.7 below, nothing herein contained shall require Lessee to pay income taxes assessed against Lessor, or capital levy, franchise, estate, succession or inheritance taxes of Lessor.

6.4 Lessee shall have the right to contest the amount or validity, in whole or in part, of any Taxes and Assessments by appropriate proceedings diligently conducted in good faith; provided, however, that in the event Lessor's mortgagee requires a cash deposit or other security in order to undertake such a contest, Lessee shall satisfy any such obligations imposed by said mortgagee.

6.5 Upon the termination of any such proceeding, Lessee shall pay, prior to delinquency, the amount of such Taxes and Assessments or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith.

6.6 Lessor shall not be required to join in any proceedings referred to in this Article, unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Lessor, in which event Lessor at Lessee's expense shall join in such proceedings or permit the same to be brought in its name. Lessor shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Lessee will indemnify, defend and save harmless Lessor from any such costs and expenses. Lessee shall be entitled to any refund of any real estate taxes and penalties or interest thereon received by Lessor but previously reimbursed in full by Lessee.


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6.7    If any income, profits or revenue tax shall be levied, assessed or imposed upon the income, profits or revenue arising from rents payable hereunder, partially or totally in lieu of or as a substitute for real estate or personal property taxes imposed upon the Demised Premises or Personal Property during the term of this Lease, then Lessee shall be responsible for the payment of such tax.

             ARTICLE VII - (THIS SECTION INTENTIONALLY DELETED)

                          ARTICLE VIII - OCCUPANCY

8.1 During the term of this Lease, the Demised Premises shall be used and occupied by Lessee for and as a skilled care and/or intermediate care nursing home and for no other purpose without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall at all times maintain in good standing and full force all the licenses issued by the State of Arizona and any other governmental agencies permitting the operation on the Demised Premises of a skilled and/or intermediate care nursing home facility.

8.2 Lessee shall not suffer any act to be done or any condition to exist on the Demised Premises which may be dangerous or which may, in law, constitute a public or private nuisance or which may void or make voidable any insurance then in force on the Demised Premises.

8.3 Upon termination of this Lease for any reason, Lessee will return to Lessor the Leased Property qualified and sufficient for licensing by all governmental agencies having jurisdiction over the Demised Premises as a skilled and/or intermediate care nursing home with licensure in full force and good standing. All the Demised Premises, with the improvements located thereon and all the Personal Property shall be surrendered in good order, condition and repair, reasonable wear and tear excepted. Upon termination or expiration of the Lease and surrender of the Leased Property, Lessee shall remove Lessee's Property and shall repair any injury or damage to the Leased Property caused by the removal thereof and Lessee shall restore the same to the same condition as prior to the installation thereof. If Lessee fails to do so, Lessor may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to Lessee and Lessee shall pay the cost of such removal, repair or delivery or treat such Lessee's Property as having been conveyed to Lessor with this Lease as a Bill of Sale, without further payment or credit by Lessor to Lessee.

                          ARTICLE IX - INSURANCE

9.1 Lessee shall, at its sole cost and expense, during the full term of this Lease, maintain so-called "All Risk" or "All Perils" insurance with extended coverage endorsement on the Leased Property against loss or damage by fire, vandalism, casualty, malicious mischief and such other risks or hazards as are customarily insured against at the time. Such insurance shall be obtained from a responsible company or companies approved by Lessor, which approval will not be unreasonably withheld. Such insurance shall, at all times, be maintained in an amount equal to the full replacement cost of the Demised Premises and the Personal Property (without any co-insurance clause, if possible) or in such other amount as may be required by Lessor and any mortgagee of the Demised Premises but, at all times, in an amount sufficient to prevent Lessor and Lessee from becoming co-insurers under applicable provisions of the insurance policies. As used herein, the term "full replacement cost" shall mean coverage for the actual replacement cost of the Demised Premises and the Personal Property requiring replacement from time to time (including an increased cost of construction endorsement), which, if not agreed upon by Lessor and Lessee, shall be determined by an appraiser, engineer, architect or contractor acceptable to Lessor and Lessee. Such insurance shall at all times be payable to Lessor and Lessee as their interests may appear, and shall contain a loss-payable clause to the holder of any mortgage to which this Lease shall be subject and subordinate, as said mortgagee's interest may appear.

9.2 Lessee shall also, at Lessee's sole cost and expenses cause to be issued and shall maintain during the entire term of this Lease:


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       a)     A public liability policy naming Lessor, as an additional
insured, and insuring Lessor against claims for bodily injury, or property damage occurring upon, in or about the Demises Premises, or in or upon the adjoining streets, sidewalks, passageways, and areas such insurance to afford protection to the limits of not less than $1,000,000.00 per each occurrence and $2,000,000.00 in the aggregate and an umbrella liability policy of not less than $5,000,000.00 per each occurrence;

       b) Boiler explosion insurance, in the amount of not less than $100,000.00 under the terms of which Lessor and Lessee will be indemnified, as their interests may appear, against any loss or damage which may result from any accident or casualty in connection with any boiler used in the Demised Premises, whereby any person or persons may be injured or killed or property damaged in or about the Demised Premises; and

       c)     Medical Malpractice insurance in the amount of $1,000,000.00.

       Lessor may, from time to time, reasonably require Lessee to change the amount or type of insurance, or to add or substitute additional coverages, required to be maintained by Lessee hereunder.

9.3           All policies of insurance shall provide:

       a) They are carried in favor of the Lessor, Lessee and any mortgagee, as their respective interests may appear, and any loss shall be payable as therein provided, notwithstanding any act or negligence of Lessor or Lessee, which might otherwise result in forfeiture of insurance;

       b) They shall not be canceled, terminated, reduced or materially modified without at least twenty (20) days prior written notice to Lessor and any mortgagee of Lessor; and

       c) A standard mortgagee clause in favor of any mortgagee, and shall contain, if obtainable, a waiver of the insurer's right of subrogation against funds paid under the standard mortgagee endorsement which are to be used to pay the cost of any repairing, rebuilding, restoring or replacing.

9.4 An original certificate of insurance and a copy of each policy, certified by an officer of Lessee as being true, correct and complete, for all insurance policies required by this Article shall be delivered to Lessor at least five (5) days prior to the Commencement Date.

9.5 Lessee shall at all times keep in effect business interruption insurance with a loss of rents endorsement naming Lessor as an insured in an amount at least sufficient to cover:

       a) The aggregate of the cost of all Taxes and Assessments due during the period of the next succeeding twelve (12) months following the occurrence of the business interruption;

       b) The cost of all insurance premium for insurance required to be carried by Lessee for such twelve (12) month period; and

       c) The aggregate of the amount of the monthly Rent for the next consecutive twelve (12) month period.

       In lieu of the foregoing, Lessee may, at its option, obtain and maintain a blanket insurance policy in an amount sufficient to provide the coverage described in this Section 9.5. All proceeds of any business interruption insurance shall be applied, first, to the payment of any and all Rent payments for the next succeeding twelve (12) months; second, to the payment of any Taxes and assessments and insurance deposits required for the next succeeding twelve (12) months; and, thereafter, after all necessary repairing, rebuilding, restoring or replacing has been completed as required by the pertinent Articles of this Lease and the section of any mortgage, any remaining balance of such proceeds shall be paid over to the Lessee.


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                   ARTICLE X - LESSOR'S RIGHT TO PERFORM

10.1 Should Lessee fail to perform any of its covenants herein agreed to be performed and should Lessee fail to cure said failure within the time periods specified in Article XIX, Lessor may, but shall not be required to make such payment or perform such covenants, and all sums so expended by Lessor thereon, shall immediately be payable by Lessee to Lessor, with interest thereon at the rate of fifteen percent (15%) per annum from date thereof until paid, and in addition, Lessee shall reimburse Lessor for Lessor's reasonable expenses in enforcing or performing such covenants, including reasonable attorney's fees.

10.2 Performance of and/or payment to discharge said Lessee's obligations shall be optional with Lessor and such performance and payment shall in no way constitute a waiver of, or a limitation upon, Lessor's other rights hereunder.

                   ARTICLE XI - REPAIRS AND MAINTENANCE

11.1 Throughout the term of this Lease, Lessee, at its sole cost and expenses, will keep and maintain, or cause to be kept and maintained, the Demised Premises (including the grounds, sidewalks and curbs abutting the same, the heating, ventilating and air conditioning systems and the roof) and the Personal Property in good order and condition without waste and in a suitable state of repair at least comparable to that which existed immediately prior to the Commencement Date (ordinary wear and tear expected), and will make or cause to be made, as and when the same shall become necessary, all structural and non-structural, exterior and interior, replacing, repairing and restoring necessary to that end; provided, however, that to the extent Lessee undertakes any repairs or improvements that involve structural changes to the Demised Premises, including, but not limited to, replacement of the roof or structural work which requires penetration of the roof, Lessee shall not undertake the same without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

11.2 All replacing, repairing and restoring required of Lessee under this Article shall be (in the reasonable opinion of Lessor) of a quality at least equal to the original work and shall be in compliance with all standards and requirements of law, licenses and municipal ordinances necessary to operate the Demised Premises as a skilled and/or intermediate care nursing home. Any items of Personal Property that are uneconomical to repair shall be replaced where reasonable by items of like kind and all replacement items shall become part of the Personal Property. No items of Personal Property shall be removed from the Demised Premises except in connection with repair or replacement of such items.

11.3 Lessee may place additional property on the Demised Premises (not required for the replacement of the Personal Property) and such additional property shall be and remain the property of Lessee ("Lessee's Property"). Lessee may remove such additional property upon termination of this Lease provided that Lessee shall make such necessary repairs or replacements as may be required in order to return the Demised Premises to the condition which existed prior to the removal of the additional property.

                   ARTICLE XIA - DAMAGE AND DESTRUCTION

11A.1 If the Demised Premises or the Personal Property shall be substantially damaged or destroyed, as hereinafter defined, by fire, casualty, act of God or similar or dissimilar causes, then in any such event Lessee shall notify Lessor in writing thereof and Lessor may elect to terminate this Lease by giving Lessee written notice of its election within forty-five (45) days immediately following its receipt of notice of such substantial damage or destruction. This lease shall then terminate thirty
(30) days after such notice, with rent adjusted to the effective date of termination. For the purposes of this Lease, the Demised Premises shall be deemed substantially damaged or destroyed if the number of beds usable at the nursing care facility included therein, immediately after the damage or destruction, is reduced below 30.

11A.2 If the Demised Premises or the Personal Property shall be damaged or destroyed by fire, casualty, act of God or similar or dissimilar causes, and this Lease is not terminated as provided in paragraph 11A.1 above, either because Lessor elects not to terminate or because the damage or destruction is not deemed substantial as defined in


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such paragraph, Lessee, at its expense, and subject to the provisions of this paragraph, shall diligently repair and restore the Demised Premises and the Personal Property upon the same general plan and dimensions as before such damage or destruction, unless another plan is agreed upon in writing between Lessor and Lessee.

11A.3 Before Lessee commences such repair, restoration or rebuilding, within thirty (30) days of the later of the occurrence of the damage or destruction or Lessor's election not to terminate this Lease, Lessee shall submit to Lessor for its review and approval, which approval shall not be unreasonably withheld, plans and specifications therefor (the "Plans"), prepared by a licensed architect, if required by law, along with an estimated cost of the proposed work and the sources of funds to be utilized to cover said cost.

11A.4 Within fifteen (15) days after approval of the Plans, Lessee shall commence to restore the Demised Premises and Lessee shall complete the same within 180 days thereafter, provided, however, that in the case of damage or destruction which cannot with due diligence be cured within said 180 day period, Lessee shall have an additional period of time, not to exceed 60 additional days, to complete the reconstruction, provided Lessee is proceeding promptly and with due diligence to complete the restoration. Provided there is not then an Event of Default hereunder, Lessee may utilize all insurance proceeds available for any such repair or restoration, subject to any required approval of any mortgagee. Lessee's obligation to make rent payments and to pay all other charges required by this Lease shall not be abated during the period of the repair or restoration.

                   ARTICLE XII - ALTERATIONS AND DEMOLITION

12.1 Lessee will not remove or demolish any improvement or building which is part of the Demised Premises or any portion thereof or allow it to be removed or demolished, without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. Lessee further agrees that in accordance with the provisions of Section 11.1 it will not make, authorize or permit to be made any structural changes or alterations in or to the Demised Premises without first obtaining the Lessor's written consent thereto, which consent shall not be unreasonably withheld. All alterations, improvements and additions to the Demised Premises shall be in quality and class at least equal to the original work and shall become the property of the Lessor and shall meet all building and fire codes, and all other applicable codes, rules, regulations, laws and ordinances. Nothing herein shall be deemed or construed to require Lessee to obtain Lessor's consent to nonstructural changes or alterations such as painting, the replacement of wallcoverings or the replacement of floor coverings.

              ARTICLE XIII - COMPLIANCE WITH LAWS AND ORDINANCES

13.1 Throughout the term of this Lease, Lessee shall obey, observe and promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of any federal, state and municipal governmental agency or authority having jurisdiction over the Demised Premises and the operation thereof as a skilled and/or intermediate care nursing home, which may be applicable to the Personal Property, and the nursing home and the Demised Premises and including, but not limited to the sidewalks, alleyways, passageways, vacant land, parking spaces, curb cuts, curbs adjoining the Demised Premises, whether or not such law, ordinance, order, rules, regulation or requirement shall necessitate structural changes or improvements.

13.2 Lessee shall observe and comply with the requirements of all policies of public liability and fire insurance and all other policies of insurance at any time in force with respect to the Demised Premises.

13.3 Lessee shall promptly apply for and procure and keep in good standing and in full force and effect all necessary licenses, permits and certifications required by any governmental authority for the purpose of maintaining and operating on the Demised Premises a skilled and/or intermediate care nursing home which at all times shall be qualified to participate in the Medicare and/or Maricopa County reimbursement programs, as appropriate.


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13.4   Lessee shall notify Lessor within twenty-four (24) hours after receipt of any notice from any governmental agency terminating or suspending or threatening termination or suspension, of any license or certification relating to the Demised Premises or the nursing home operated thereon.

13.5 Lessee shall deliver to Lessor within thirty (30) days of Lessee's receipt thereof, copies of any inspection reports or surveys from any state, federal and local governmental bodies regarding the Demised Premises.

                   ARTICLE XIV - DISCHARGE OF LIENS

14.1 Subject to the provisions of Article 14.2 hereof, Lessee will not create or permit to be created or to remain, and Lessee will promptly discharge, any lien, encumbrance or charge levied on account of any mechanic's, laborer's or materialman's lien or any conditional sale, security agreement or chattel mortgage, or otherwise, which might be or become a lien, encumbrance or charge upon the Demised Premises or any part thereof or the income therefrom or the Personal Property, for work or materials or personal property furnished or supplied to, or claimed to have been supplied to or at the request of Lessee.

14.2 If any mechanic's, laborer's or materialman's lien caused or charged to Lessee shall at any time be filed against the Demised Premises or Personal Property, subject to the terms of any mortgage affecting the Leased Property, Lessee shall have the right to contest such lien or charge, provided, within sixty (60) days after notice of the filing thereof, Lessee will cause the same to be discharged of record or in lieu thereof, prior to the expiration of said 60 day period, Lessee shall secure Lessor against said lien by depositing with Lessor such security as may be reasonably demanded by Lessor. If Lessee shall fail to cause such lien to be discharged within the period aforesaid, or to otherwise secure Lessor as aforesaid, then in addition to any other right or remedy, Lessor may, upon ten (10) days notice in writing by Lessor to Lessee, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by processing the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Lessor and all costs and expenses incurred by Lessor in connection therewith, including its reasonable attorney's fees, together with interest thereon at the rate of fifteen percent (15%) per annum, but not in excess of the maximum amount permitted by law, shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand. Except as herein provided, nothing contained herein shall in any way empower Lessee to do or suffer any act which can, may or shall cloud or encumber Lessor's or mortgagee's interest in the Demised Premises.

             ARTICLE XV - INSPECTION OF PREMISES BY LESSOR

15.1 At any time, during reasonable business hours, Lessor and/or its authorized representatives shall have the right to enter and inspect the Demised Premises and Personal Property.

15.2 Lessor agrees that the person or persons upon entering and inspecting the Demised Premises and Personal Property will cause as little inconvenience to the Lessee as may reasonably be possible under the circumstances.

                       ARTICLE XVI - CONDEMNATION

16.1 In case all or substantially all of the Demised Premises leased hereunder shall be taken or sold under the threat of such taking for any public use by act of any public authorities, then this Lease shall terminate as of the date of title vesting in such proceeding and all rentals shall be paid to that date. If all or substantially all of the Leased Property shall be taken, the proceeds of any condemnation award, settlement or compromise for the Leased Property shall belong to Lessor; provided, however, that Lessee shall have the right to pursue a separate award, settlement or compromise from the condemning authority for the value of Lessee's leasehold interest or Lessee's Property, as defined in Section 11.4 as long as any such award does not diminish Lessor's award, settlement or compromise. For the purposes of this paragraph "substantially all of the Demised Premises leased hereunder" shall be deemed to have been taken if upon the taking of less than the whole of the Demised Premises that portion of the Demised Premises not so taken shall not by itself be adequate for the conduct therein of Lessee's business, in the


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reasonable discretion of Lessor and Lessee; subject, however, to the rights of determination of Lessor's lender under any mortgage affecting the Leased Property.

16.2 In the event of a partial condemnation the result of which shall be a reduction in the number of licensed beds on the Demised Premises to 30 or less, Lessee shall have the right to terminate this Lease by written notice to Lessor within thirty (30) days following the issuance of the condemnation order or conveyance of the property, whichever is earlier. If Lessee does not elect to terminate this Lease, Lessee shall restore the Demised Premises in accordance with all of the terms set forth in paragraph 16.3 below.

16.3 In the event of a condemnation which does not involve all or substantially all of the Demised Premises leased hereunder (a "Partial Condemnation"), Lessor shall have the right to terminate this Lease by written notice to Lessee within ninety (90) days following the issuance of the condemnation order or conveyance of the property, whichever is earlier, with rent adjusted to the date of termination. Subject to Lessee's termination right described in paragraph 16.2 above, in the event Lessor does not elect to terminate this Lease and in the event the condemnation proceeds are available to Lessor, Lessor shall remit the condemnation proceeds to Lessee, and Lessee shall use the same to repair and restore the Leased Property, to the extent practical in light of the nature of the condemnation, to as near the same general plan and dimensions as existed before said condemnation and, to the extent proceeds remain available after said repair, Lessee shall retain the same and use them to satisfy its monthly rental obligations to Lessor, with no abatement of rent hereunder. In the event of such a Partial Condemnation where no condemnation proceeds are made available to Lessor because, for example, Lessor's lender has claimed title thereto under the terms of the mortgage or in the event that following such repair or restoration the number of licensed beds is permanently reduced due to the Partial Condemnation, rent due hereunder shall abate to the extent that is fair, just and equitable to both Lessor and Lessee, taking into consideration, among other relevant factors, the number of licensed beds rendered unusable by such taking; provided, however, in no event shall the rent be less than Lessor's monthly mortgage payment.

          ARTICLE XVII - LESSOR'S WARRANTIES AND REPRESENTATIONS

17.1 Subject to the terms of Article XXXII hereof, Lessee shall have inspected, accepted and approved the Facility as of the Commencement Date of this Lease and it shall accept the Facility as fully equipped.

17.2 With respect to the obligations of Lessor (or any other party who shall be obligated to do so) to pay when due any amounts due under a mortgage which may now or hereafter affect the Demised Premises, then after ten (10) days' written notice from Lessee to Lessor specifying with particularity the alleged default, and failure of Lessor to cure such default within such period, Lessee may cure any such default, all on behalf of and at the expense of Lessor and make all necessary payments in connection therewith, including payments for reasonable attorneys fees in instituting, prosecuting, or defending any action or proceedings instituted by reason of any default of Lessor, and withhold any and all rental payments and other payments thereafter due to Lessor, up to the amount of the sums theretofore actually advanced by or on behalf of Lessee under this Lease together with interest thereon from the date of payment by Lessee at the rate of fifteen (15%) percent per annum, but not it excess of the maximum amount permitted by law.

               ARTICLE XVIII - ASSIGNMENT AND SUBLETTING

18.1 During the term of the Lease, Lessee shall not assign this Lease, Sublet the Demised Premises or in any manner whatsoever sublet, assign or transfer all or any part of the Leased Property without the prior written consent of the Lessor, which consent shall not be unreasonably withheld, except that the parties acknowledge and agree that Lessor may withhold its consent to any proposed sublet or assignment which does not also relate to the Coronado Lease or the premises covered thereby. It shall be deemed to be an assignment of this Lease for purposes of this Section 18.1 in the event of a change in the ownership of Lessee's stock, such that all or such substantial portion of it as comprises a controlling interest in Lessee is owned by one person or entity, other than Andrew Turner, an entity controlled by Andrew Turner or a wholly owned subsidiary of Lessee. Any violation or breach or attempted violation or breach of the provisions of this Article by Lessee, or any acts inconsistent herewith shall vest no right, title or interest herein or hereunder or in the Leased Property, in any such transferee or assignee; and Lessor may, at its exclusive option, terminate this Lease and invoke the provisions of this Lease relating to default.

                           ARTICLE XIX - ACTS OF DEFAULT

19.1 The following acts or events shall be deemed to be an Event of Default (herein an "Event of Default") on the part of the Lessee:

       a) The failure of Lessee to pay when due any rental payment, or any part thereof, of any other sum or sums of money due or payable to the Lessor under the provisions of this Lease within five (5) days following the date therefor;

       b) The failure of Lessee to perform, or the violation by Lessee of, any of the covenants, terms, conditions or provisions of this Lease, if such failure or violation shall not be cured within thirty (30) days after notice thereof in writing by Lessor to Lessee (provided, however, that in the case of a default which cannot with due diligence be cured within said period of thirty (30) days after the notice, Lessee shall have an additional period of time, not to exceed sixty (60) additional days, to cure the same, provided Lessee proceeds promptly and with due diligence to cure such default after receipt of such notice or such longer period of time granted by any governmental agency having jurisdiction over the Facility);

       c) The removal by any local, state or federal agency having jurisdiction over the operation of the nursing home located on the Demised Premises of fifty percent (50%) or more of the patients located in the nursing home;

       d) The failure of Lessee to comply, or the violation by Lessee of, any of the terms, conditions or provisions of any mortgage encumbering the Leased Property, which Lessee has agreed in writing to be bound by, if such failure or violation shall not be cured within twenty (20) days (or such lesser period as may be provided in the mortgage) after notice in writing thereof by Lessor to Lessee, subject, however, to the provision of 19.1(b) with respect to defaults not susceptible of cure within such period to the extent the same is consistent with the cure provisions of the mortgage;

       e) The failure of Lessee to replace, within thirty (30) days after notice in writing by Lessor to Lessee, a substantial portion of the Personal Property previously removed by Lessee;

       f) The making by Lessee of an assignment for the benefit of creditors;

       g) The levying of a writ of execution or attachment on or against the property of Lessee which is not discharged or stayed by action of Lessee contesting same, within thirty (30) days after such levy or attachment (provided if the stay is vacated or ended this paragraph shall again apply);

       h) If proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of the Lessee or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Lessee, and said proceedings are not dismissed and any receiver, trustee or liquidator appointed therein is not discharged within thirty (30) days after the institution of said proceedings;

       i) The sale of the interest of Lessee in the Demised Premises under execution;

       j) The institution of any proceedings against Lessee by any governmental authority either (i) to revoke any license granted to Lessee for the operation of a skilled and/or intermediate care nursing home within the Demised Premises or (ii) decertify the nursing home operated on the Demised Premises from participation in the Medicaid or Maricopa County reimbursement programs, subject however to Lessee's rights under Article XX hereof;

       k)     The abandonment of the Demised Premises by Lessee; and

       l) The occurrence of an Event of Default under that certain Sublease, Assumption and Consent Agreement dated May 31, 1990, by and between Lessor, as Landlord, Lessee, as Sublessee, and Horizon Healthcare Corporation ("Horizon"), as Tenant/Sublessor, relating to that certain nursing home facility known as Coronado Care Center located in Phoenix, Arizona and that certain Lease Agreement dated December 18, 1987 between Lessor and Horizon relating thereto (the "Coronado Center Lease").

                           ARTICLE XX - RIGHT TO CONTEST

20.1 Lessee shall have the right, upon written notice thereof to Lessor, to contest by appropriate legal proceedings, diligently conducted in good faith, the validity or application of any law, regulation or rule mentioned herein, and to delay compliance therewith pending the prosecution of such proceedings; provided, however, that no civil or criminal liability would thereby be incurred by Lessor and further provided that the effectiveness and good standing of any license, certificate or permit substantially affecting the Demised Premises or the nursing home operated thereon would continue in full force and effect during the period of such contest.

                    ARTICLE XXI - LESSOR'S REMEDIES UPON DEFAULT

21.1 In the event of any Event of Default on the part of Lessee, Lessor may, if it so elects, and with or without any further demand whatsoever upon Lessee, forthwith terminate this Lease and Lessee's right to possession of the Leased Property, or, at the option of the Lessor, terminate Lessee's right to possession of the Leased Property without terminating this Lease. Upon any such termination of this Lease, or upon any such termination of Lessee's right to possession without termination of this Lease, Lessee shall vacate the Demised Premises immediately, and shall quietly and peaceably deliver possession thereof to Lessor, and Lessee hereby grants to Lessor full and free license to enter into and upon the Demised Premises in such event with or without process of law and to repossess the Demised Premises and Personal Property as Lessor's former estate. In the event of any such termination of this Lease, Lessor shall again have possession and enjoyment of the Demised Premises and Personal Property to the extent as if this Lease had not been made, and thereupon this Lease and everything herein contained on the part of Lessee to be done and performed shall cease and terminate, all, however, without prejudice to and without relinquishing the rights of the Lessor to rent (which, upon such termination of this Lease and entry of Lessor upon the Demised Premises, shall, in any event, be the right to receive rent due up to the time of such entry) or any other right given to the Lessor hereunder or by operation of law.

21.2 If Lessee abandons the Demised Premises or otherwise entitles Lessor so to elect, and the Lessor elects to terminate Lessee's right to possession only, without terminating this Lease, Lessor may, at its option, enter into the Demised Premises, remove Lessee's signs and other evidences of tenancy and take and hold possession thereof as in the foregoing Section 21.1 of this Article provided, without such entry and possession terminating this Lease or releasing Lessee, in whole or in part, from Lessee's obligation to pay the rent hereunder for the full remaining term of this Lease, less any rents and other charges that Lessor will receive by reason of reletting the Demised Premises, and in any such case, Lessee shall pay to Lessor a sum equal to the entire amount of any rent reserved hereunder and required to be paid by Lessee up to the time of such termination of the right of possession plus any other sums then due hereunder. Upon and after entry into possession without termination of this Lease, Lessor may attempt to relet the Demised Premises or any part thereof for the account of Lessee for such rent, or shall operate the nursing home located on the Demised Premises for such time and upon such terms as Lessor in its sole discretion shall determine. Lessee shall, upon demand, pay the cost of Lessor's reasonable expenses of reletting including, Lessor's reasonable attorney's fees. If the consideration collected by Lessor upon any such reletting is not sufficient to pay monthly the full amount of rent reserved in this Lease, together with any reasonable costs of repairs, alterations, additions or redecorating necessitated by Lessee's default hereunder, Lessee shall pay to the Lessor the amount of each monthly deficiency upon demand.

21.3 Lessee's liability to Lessor for damages for default in payment of rent or otherwise hereunder shall in all events survive the termination by Lessor of the Lease or the termination by Lessor of Lessee's right to possession only, as hereinabove provided.

However, in exercising any remedies hereunder, Lessor shall have the duty to mitigate the damages for which Lessee may be liable to the extent reasonably possible, including, but not limited to, efforts to lease or relet the Demised Premises. Upon such termination of the Lease or at any time after such termination of Lessee's right to possession, Lessor may recover from Lessee and Lessee shall pay to Lessor as liquidated and final damages, less any current monthly deficiencies Lessor shall have collected under the foregoing paragraph, and in lieu of such current deficiencies after the date of demand for such final damages, the amount thereof found to be due by a court of competent jurisdiction, which amount thus found may be equal to:

       a) the remainder, if any, of rent and charges due from Lessee for the period up to and including the date of the termination of the Lease or Lessee's right to possession;

       b) the amount of any current monthly deficiencies accruing and unpaid by Lessee up to and including the date of Lessor's demand for final damages hereunder; and

       c)     the excess, if any, of:

              i) the present value, discounted at the rate of 10% per annum, of the rent reserved for what would have been the remainder of the term of this Lease together with charges to be paid by Lessee under the Lease, over

             ii) the present value, discounted at the rate of 10% per annum of the then fair rental value of the Demised Premises and the Personal Property.

If any statute or rule governing a proceeding in which such liquidated final damages are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

             ARTICLE XXII - (THIS SECTION INTENTIONALLY DELETED)

               ARTICLE XXIII - CUMULATIVE REMEDIES OF LESSOR

23.1 The specific remedies to which Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor may be lawfully entitled in case of any breach or threatened breach by Lessee or any provision or provisions of this Lease. The failure of Lessor to insist, in any one or more cases, upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any such term, covenant, condition, provisions, agreement or option.

             ARTICLE XXIV - (THIS SECTION INTENTIONALLY DELETED)

                         ARTICLE XXV - INDEMNIFICATION

25.1 Whether or not from available insurance proceeds or otherwise, Lessee agrees to protect, indemnify, defend and save harmless the Lessor from and against any and all claims, demands and causes of action of any nature whatsoever for injury to or death of persons or loss of or damage to property, occurring on the Demised Premises or adjoining sidewalks, streets or ways, or in any manner growing out of or connected with the use and occupation of the Demised Premises or the condition thereof. Lessee further agrees to pay any reasonable attorney's fees and expenses incident to the defense by Lessor of any such claims, demands or causes of action; provided, however, that notwithstanding anything to the contrary contained within this
Article XXV, Lessee shall not and does not hereby assume any liabilities of Lessor for payment of the debt service or other sums under any

Deed of Trust or mortgage encumbering the Leased Property or relating to Lessor's ownership of the Leased Property, except for the payment of taxes and insurance and other expenses to be paid by Lessee as specified in this Lease, or any other liabilities or obligations arising prior to the Commencement Date of this Lease; provided, further, that Lessee shall not and does not hereby assume any obligations to Lessor or any other party or person pursuant to this Article XXV with respect to any claims, demands or causes of action relating in any manner whatsoever to the gross negligence or willful misconduct of Lessor. Lessor hereby agrees to protect, indemnify, defend and hold Lessee harmless from and against any and all liabilities and obligations arising out of or incurred in connection with any claims, demands or causes of action relating in any matter whatsoever to the gross negligence or willful misconduct of Lessor.

                  ARTICLE XXVI - SUBORDINATION PROVISIONS

26.1 This Lease (and Lessee's interest in the Demised Premises and Personal Property) shall be subject and subordinate to any mortgage to any lender which may now or hereinafter affect the Demised Premises and/or Personal Property, and to all renewals, modifications, consolidations, replacements and executions thereof, provided that any such renewals, modifications, consolidations and extensions do not require monthly payments thereon of principal and interest, in excess of the monthly rental payment from time to time required hereunder, and provided, further, that such lender or holder of any mortgage agrees in writing not to disturb Lessee's quiet possession provided Lessee is in compliance hereunder. Lessee does hereby agree to execute and to deliver any and all documents reasonably requested by Lessor I s lender to evidence such subordination and non-disturbance agreements. This Lease hereof shall be assignable by Lessor as collateral to any such lender or mortgagee.

                   ARTICLE XXVII - RIGHT OF FIRST REFUSAL

27.1 Lessor shall not sell the Leased Property to a third party ("Third Party") unless and until (i) Lessor has received and, subject to Lessee's right of first refusal, accepted a bonafide written offer ("Offer") from Third Party containing the sales price and all of the terms and conditions upon which Lessor is willing to sell the Leased Property to Third Party and
(ii) Lessor has provided Lessee with a copy of the offer and disclosed the identity of Third Party to Lessee.

27.2 If Lessee, within thirty (30) days after receipt of Lessor's written notice, gives Lessor written notice of its desire to purchase the Leased Property, Lessor and Lessee shall enter into a written purchase and sales agreement for Lessor's sale of the Leased Property to Lessee for the price, and on the terms and conditions, set forth in the Offer.

27.3   If Lessee does not give Lessor its written notice within such thirty
(30) day period, Lessor thereafter shall have the right to sell the Leased Property to Third Party on the terms and conditions set forth in the Offer, so long as the sale to Third Party closes within one hundred eighty (180) days after Lessor's delivery of the Offer to Lessee. If such sale to Third Party does not close within the time period specified herein, then all Lessee's first refusal rights stated within this Article XXVII shall be reinstated with respect to such Offer and any and all subsequent Offers;

27.4 Notwithstanding anything to the contrary contained in this Article XXVII, (a) Lessee shall have no right to exercise its Right of First Refusal if any Events of Default shall exist under this Lease at the time of Lessor's receipt of the Offer or at the time of the exercise of the right by Lessee; and (b) Lessee's Right of First Refusal shall not apply with respect to a sale to one or more partners of Lessor or an entity in which one or more partners of Lessor shall have a controlling interest.

                      ARTICLE XXVIII - MORTGAGE RESERVES

28.1 Lessee shall be required to make deposits for annual real estate taxes and insurance premiums and will make monthly deposits with Lessor, of an amount equal to one-twelfth (1/12) of the annual real estate taxes or such greater amount as may be required by any mortgagee and an amount equal to one-twelfth (1/12) of the annual premiums for insurance on the Demised Premises and Personal Property. Said deposits shall be due and payable on the first (lst) day of each month as Additional Rent, shall not bear interest and shall be held by Lessor and/or a mortgagee of the Lessor to pay the real estate taxes and insurance premiums as they become due and payable. If the total of the monthly payments as made under this Article shall be insufficient to pay the real estate taxes and insurance premiums when due, then Lessee shall on demand pay Lessor the amount necessary to make up the deficiency in its pro rata share in the initial and last year of the term hereof and thereafter shall pay the full deficiency upon demand.

                       ARTICLE XXIX - LESSEE'S ATTORNMENT

29.1 Lessee covenants and agrees that, if by reason of a default upon the part of Lessor herein in the performance of any of the terms and conditions of any mortgage, the estate of Lessor thereunder is terminated by SUMMARY disposition proceedings or otherwise, Lessee will attorn to the then holder of such mortgage or the purchaser in such foreclosure proceedings, as the case may be, and will recognize such holder of the mortgage or such purchaser as the Lessor under this Lease; provided, however, that the holder of such mortgage or the purchaser in foreclosure proceedings agrees in writing not to disturb Lessee's quiet possession of the Demised Premises so long as Lessee is not in default hereunder. Lessee covenants and agrees to execute and deliver, at any time and from time to time, upon the reasonable request of Lessor or of the holder of such mortgage or the purchaser in foreclosure proceedings, any instrument which may be necessary or appropriate to evidence such attornment. Lessee further waives the provisions of any statute or rule of law now or hereafter in effect which may terminate this Lease or give or purport to give Lessee any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any such proceedings are brought against Lessor under such mortgage or the holder of any such mortgage, and agrees that this Lease shall not be affected in any way whatsoever by any such proceedings.

29.2 If Lessor shall default in the performance of any of the terms, provisions, covenants or conditions under any mortgage, or fails to pay the amounts due thereunder when due, then immediately upon notice of such default or failure on the part of Lessor, Lessee shall have the right to cure such defaults, and to make such payments as are due from Lessor, directly to the holder of the mortgage, as the case may be, and to the extent such payments are accepted by the holder of the mortgage, to deduct the amounts by Lessee to cure such defaults, together with interest therein from the date of payment by Lessee at the rate of fifteen percent (15%) per annum, from the next succeeding rental payment or payments due under this Lease, and such deductions shall not constitute a default under this Lease

             ARTICLE XXX - LESSEE'S REPRESENTATIONS AND WARRANTIES

30.1   Lessee represents, warrants and covenants to Lessor as follows:

       a) Lessee is a corporation duly organized and validly existing and in good standing under the laws of the State of New Mexico and is qualified to do business in the State of Arizona.

       b) The execution, delivery and performance of this Lease have been duly authorized by the directors of Lessee and no consent by any other person or entity to such execution, delivery and performance is required.

                        ARTICLE XXXI - SECURITY DEPOSIT

31.1 Following the occurrence of a default hereunder, Lessor may require Lessee to pay to Lessor, as additional security for the faithful and prompt performance of its obligations hereunder, a security deposit in an amount equal to $50,257.50. Said security deposit may be applied by Lessor for the purpose of curing any default or defaults of Lessee hereunder, in which event Lessee shall replenish said deposit in fully by promptly paying to Lessor the amount so applied. Lessor shall not pay any interest on said deposit, except as required by law. If Lessee has not defaulted hereunder and Lessor has not applied said deposit to cure a default, then said deposit, or such applicable portion thereof, shall be paid to Lessee after the termination of this Lease. Said deposit shall not be deemed an advance payment of Rent or a measure of Lessor's damages for any default hereunder by Lessee.

                      ARTICLE XXXII - CONDITIONS OF LEASE

32.1 Lessor and Lessee acknowledge that the nursing home facility has not yet been constructed and that the Personal Property has not yet been purchased but that Lessor shall be responsible therefor following the execution hereof. Lessee hereby acknowledges that it has reviewed and approved the plans for the construction of the Facility and Lessor acknowledges that it shall construct the Facility substantially in accordance with such plans and in accordance with the requirements of federal and state law relating to the operation of the facility as a nursing home. Lessee shall have the right to inspect the Facility upon its completion to verify that it has been substantially completed and equipped in accordance with the plans therefor. If following the Lessee's inspection of the Facility, it is not satisfied that the Facility has be substantially completed and equipped in accordance with the plans, Lessee shall within five (5) days following its inspection notify Lessor in writing of the manner in which Lessee believes the Facility fails to comply with the plans. Lessee's failure to notify Lessor within said five (5) day period shall constitute Lessee's acceptance of the Facility as substantially completed by Lessor. If Lessor reasonably concludes that the Facility has not been substantially completed and equipped in accordance with the plans in any respect described in Lessee's notice, Lessor shall promptly cause the required changes to be made.

32.2 This Lease is expressly conditioned upon and will become effective and operative on the later to occur of the date that the certificate of occupancy for the Demised Premises has been issued by the City of Phoenix and the date that the State of Arizona licensing agency has inspected and approved the facility in connection with the issuance of Lessee's license to operate the Facility as a nursing home.

                    ARTICLE XXXIII - FINANCIAL STATEMENTS

33.1 Within 120 days after the end of each of its fiscal years, Lessee shall furnish to Lessor unaudited financial statements of the operations of the Demised Premises and nursing home operated thereon or such additional financial information as Lessor or Lessor's lender may reasonably require.

                         ARTICLE XXXIV - MISCELLANEOUS

34.1 Lessee, upon paying the annual rental and all other charges herein provided, and for observing and keeping the covenants, agreements, terms and conditions of this Lease on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the term of this Lease, and subject to its terms, without hindrance by Lessor or by any other person or persons claiming under Lessor.

34.2 All payments to be made by the Lessee hereunder shall be rent, so that in the event of a default of payment when due, Lessor shall be entitled to all of the remedies available at law or equity, or under this Lease, for the nonpayment of rent.

34.3 It is understood and agreed that the granting of any consent letter by Lessor to Lessee to perform any act of Lessee requiring Lessor's consent under the terms of this Lease, or the failure on the part of Lessor to object to any such action taken by Lessee without Lessor's consent, shall not be deemed a waiver by Lessor of its rights to require such consent for any further similar act by Lessee, and Lessee hereby expressly covenants and warrants that as to all matters requiring Lessor's consent under the terms of this Lease, Lessee shall secure such consent for each and every happening of the event requiring such consent, and shall not claim any waiver on the part of Lessor of the requirement to secure such consent.

34.4 Lessor and Lessee each represent to the other that there are no claims for brokerage or other commission or finder's or other similar f ees in connection with this Lease, and hereby agree to hold the other harmless in the event any such claims or demands are made based on arrangements allegedly made by or on behalf of the party so representing.

34.5 In the event either party brings an action to enforce any of the terms hereof or in connection herewith the prevailing party shall be entitled to recover from the other party, as part of the prevailing party's costs, reasonable attorney's fees the amount of which shall be fixed by the court and shall be made a part of any judgement rendered.

34.6 Should Lessee hold possession hereunder after the expiration of the term of this Lease without the consent of Lessor, Lessee shall pay Lessor a monthly rental, for the period of such month-to-month tenancy, in an amount equal to 1.5 times the applicable Minimum Rent at the expiration of the term of this Lease. In addition, during said period of occupancy, Lessor may exercise any and all remedies available to it at law or in equity to recover possession of the Leased Property and to be compensated for its damages incurred by said holding over.

34.7 All notices, demands or requests which may or are required to be given by either party to the other shall be in writing and addressed to the other party hereto at the address set forth below:

       If to Lessor:

       Phoenix Nursing Home Limited Partnership II c/o Karell Capital Ventures,
        Inc.
       Two North LaSalle, Suite 1901
       Chicago, Illinois 60602
       Attn: Zev Karkomi


       If to Lessee:

       Sunrise Healthcare Corporation
       5600 Wyoming Boulevard, Suite 180
       Albuquerque, New Mexico 87110
       Attention: Andrew Turner

or if notification of a change of address has been sent, to such other party and/or to such other address as may be designated in that written notification. Notice shall be either (i) personally delivered to the offices set forth above, in which case they shall be deemed delivered on the date of delivery to said offices, (ii) sent by Western Union telegram, in which case they shall be deemed delivered on the date Western Union delivers its telephonic communication, (iii) sent by certified mail, return receipt requested, in which case they shall be deemed delivered on the date of delivery set forth in the return receipt, or (iv) by air courier (Federal Express or like service) in which case they shall be deemed received on the date of delivery set forth in the courier's receipt.

34.8 Upon demand by either party, Lessor or Lessee agree to execute and deliver a short form lease in recordable form so that the same may be recorded by either party.

34.9 Each party agrees that any time, and from time to time, upon not less than ten (10) days prior written request from the other party, to execute, acknowledge and deliver to the other party a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modification), the dates to which the rent has been paid and whether the Lease is then in default or whether any events have occurred which, with the giving of notice or the passage of time, or both, could constitute a default hereunder, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective assignee, mortgagee or purchaser of the fee or leasehold interest, as appropriate, in the Leased Property or of this Lease.

34.10 All of the provisions of this Lease shall be deemed and construed to be "conditions" and "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

34.11 Any reference herein to the termination of this Lease shall be deemed to include any termination thereof by expiration, or pursuant to Articles referring to earlier termination.

34.12 The headings and titles in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

34.13 This Lease contains the entire agreement between the parties and any executory agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. This Lease cannot be changed orally or terminated orally.

34.14 Except as otherwise herein expressly provided, the covenants, conditions and agreements in this Lease shall bind and inure to the benefit of the Lessor and Lessee and their respective successors and assigns.

34.15 All nouns and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons, firm or firms, corporation or corporations, entity or entities or any other thing or things may require.

34.16 If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision shall be valid and be enforced to the fullest extent permitted by law.

34.17 In the event of any conveyance or other divestiture of title to the Leased Property, the grantor or the person who is divested of title shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder, and the grantee or the person who otherwise succeeds to title shall be deemed to have assumed the covenants and obligations of Lessor thereafter accruing hereunder shall then be the Lessor under this Lease. Notwithstanding anything to the contrary provided in this Lease, there shall be no personal liability on the part of any stockholder, director, officer, employee or partner of Lessor with respect to the terms, covenants or conditions of this Lease. Lessee shall look solely to Lessor and the assets of Lessor, including, but not limited to, the interest of Lessor in the Leased Property, for the satisfaction of each and every remedy which Lessee may have for the breach of this Lease.

34.18 The failure of either party to insist upon strict performance of any of the covenants, agreements, terms and conditions of this Lease or to exercise any option conferred herein in any one or more instances shall not be construed to be a waiver or relinquishment of any such covenants, agreement, term, condition or option and the same shall be and remain in full force and effect.

34.19 This Lease may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts together shall constitute but one and the same instrument.

34.20 If any mortgagee or committed financier of Lessor should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner (other than in the description of the Leased Property, the term, the purpose, the rent or other charges hereunder, or in any other regard as will substantially or materially affect the rights of Lessee under this Lease) Lessor shall give written notice thereof to Lessee, which notice shall be accompanied by a Lease Supplement Agreement, embodying such amendments and supplements. Lessee shall within ten (10) days after the effective date of Lessor's notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Lessor a written statement of its reason or reasons for refusing to so consent and execute. If Lessee fails to respond within said ten (10) day period, it shall be deemed to have consented to such Lease Supplement Agreement without further notice. If Lessor and Lessee are then unable to agree on a Lease Supplement Agreement satisfactory to each of them and to the lender within thirty (30) days after delivery of Lessee's written statement, Lessor shall have the right to terminate this Lease within sixty (60) days after the end of said thirty (30) day period.

34.21 This Lease shall be governed by and construed in accordance with the laws of the State of Arizona.

             ARTICLE XXXV - CONDITION OF THE DEMISED PREMISES

35.1 The Personal Property and the Demised Premises are let and leased subject to the state of the title thereof as of the date the Lessor acquired title from the predecessor in title, to any state of facts which an accurate survey or physical inspection thereof might show, and to all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction thereover.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be signed by persons authorized to do so on behalf of each of them respectively the day and year first written above.

       LESSOR:                     Phoenix Nursing Home Limited
                                   Partnership II, an Illinois
                                   limited partnership

                                   By: /s/ Zev Karkomi
                                       ---------------
                                   its general partner

       LESSEE:                     SUNRISE HEALTHCARE CORPORATION,
                                   a New Mexico corporation

                                   By: /s/ Andrew L. Turner
                                       --------------------

                                   Its: President
                                        ---------

                                   /s/ Andrew L. Turner
                                   --------------------
                                   Andrew Turner

                                   /s/ Nora Turner
                                   ---------------
                                   Nora Turner